UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2012

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-408662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Director

On October 12, 2012, the Board of Directors of Brekford Corp. (the “Corporation”) elected Robert West to serve as a director of the Corporation until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified.  The Board expects to appoint Mr. West to its Audit Committee.

Mr. West was not elected pursuant to any arrangement or understanding with any other person.  He has not been a party to any transactions with the Corporation or its affiliates for which disclosure is required pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

ITEM 8.01.    Other Events.

On September 28, 2012, the Board of Directors of the Corporation voted to continue to the Corporation’s previously-annouced stock repurchase program until September 28, 2014.  The program originally contemplated the Corporation’s purchase of up to $500,000 in shares of its outstanding common stock over a 12-month period, with such purchases to be effected from time to time in open market transactions or in privately negotiated transactions at the Corporation’s discretion.  As of September 28, 2012, $363,280 in shares of stock remained eligible for repurchase.  The new program permits the Corporation to repurchase up to $363,280 in shares of common stock on the same terms and conditions as the prior program, with the exception that the term was changed from 12 months to 24 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: October 15, 2012	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer